UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2009
TECUMSEH PRODUCTS COMPANY

(Exact name of registrant as specified in its charter)

Michigan	0-452	38-1093240

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1136 Oak Valley Drive
Ann Arbor, Michigan	48108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500
(not applicable)

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Chief Executive Officer and President
     On December 11, 2009, the Company’s Board of Directors approved the appointment of James Wainright as President and Chief Executive Officer of the Company, to be effective on December 14, 2009. Mr. Wainright, age 55, has served as the Company’s acting President since October 2, 2009, and has previously served as the Company’s Vice President of Global Operations from October 2007, when he joined the Company, until October 2, 2009. From 2001 to October 2007, he served as Senior Vice President of Operations of A.O. Smith Corporation — Electrical Products Division. Like other officers of the Company, Mr. Wainright serves in such office at the discretion of the Board.
     The Company issued a press release dated December 15, 2009 regarding Mr. Wainright’s appointment. A copy of the press release is filed as an exhibit to this Form 8-K and is hereby incorporated into this Item 5.02 by reference.
Item 9.01 Financial Statements and Exhibits.
     The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release dated December 15, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY
Date: December 15, 2009	By	/s/ James S. Nicholson
James S. Nicholson
Vice President, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 15, 2009

4